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                                                                EXHIBIT (a)(13)


                    [Form of Confirmation to Option Holders
               Electing to Participate in the Offer to Exchange]

To:      [option holder]

This message confirms that on [date], Wolverine Tube, Inc. cancelled eligible options to purchase the number of shares of common stock indicated below, which you submitted for exchange under your Election Form or Change of Election Form, as applicable. On [date], Wolverine will grant you replacement options to purchase the number of shares of common stock indicated below, subject to your continued employment or service as director and all other terms set forth in the Offer to Exchange.


                                                NUMBER OF NEW OPTION SHARES
         NUMBER OF                                  TO BE GRANTED ON
  OPTION SHARES CANCELLED                         REPLACEMENT GRANT DATE
  -----------------------                       ---------------------------


                        [STRIKE INDIVIDUAL INFORMATION]

If you have any questions about this message, please contact Thomas Johnson at
(256) 580-3969 or by e-mail at johnsont@wlv.com.